UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bärengasse 32

Zurich, CH-8001

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the company’s 2008 annual general meeting, the company’s shareholders approved payments of a dividend in the form of a par value reduction equal to 0.90 Swiss francs (CHF) in the aggregate (equivalent at the time to US$0.87), to be paid in three equal quarterly installments (each equivalent at the time to US$0.29), as further described in the company’s proxy statement/prospectus dated May 30, 2008. To accomplish the third of such installments, the company adjusted its Articles of Association on March 30, 2009 to reflect the number of shares issued out of conditional share capital since December 17, 2008 and on March 31, 2009 to confirm the par value reduction. The company’s amended and restated Articles of Association became effective upon their filing with the commercial register of the Canton of Zurich, Switzerland on March 31, 2009 and as a result, the company’s par value is now CHF 32.84 per share. Accordingly, the dividend will be paid to the company’s shareholders of record at the close of business on March 31, 2009, as anticipated. A copy of the amended and restated Articles of Association is attached hereto as Exhibit 3 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

As previously announced, the company’s Board of Directors has approved a proposal to increase, to US $0.31 per share, the quarterly dividend via par value reduction, subject to shareholder approval. The company has filed a preliminary proxy statement with the Commission that includes a proposal to pay dividends pursuant to a formula that will have the effect of making the U.S. dollar value of the par value reductions more consistent. The proposal calls for an annual par value reduction in an aggregate CHF amount equal to US$1.24 per share, payable in four installments; however, the CHF amount of each installment will be adjusted up or down to equal US$0.31, subject to an aggregate upward adjustment for the four installments of 50% of the base annual amount. The mechanics and language of the proposal were arrived at in consultation with the Swiss Commercial Register. For more detail with respect to this proposal, see the company’s preliminary proxy statement on Schedule 14A filed on March 24, 2009, which remains subject to completion.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3	Articles of Association of the company, as amended and restated

4	Articles of Association of the company, as amended and restated (Incorporated by reference to Exhibit 3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano
General Counsel

DATE: March 31, 2009